EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Akesis Pharmaceuticals, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Jay B. Lichter, President, Chief Executive Officer and Director (Principal Executive Officer) of the Company, and John T. Hendrick, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, each certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 8, 2007

/s/    JAY B. LICHTER

Jay B. Lichter

President, Chief Executive Officer and Director (Principal Executive Officer)

Date: February 8, 2007

/s/    JOHN T. HENDRICK

John T. Hendrick

Chief Financial Officer (Principal Financial and Accounting Officer)

THIS CERTIFICATION “ACCOMPANIES” THE ANNUAL REPORT, IS NOT DEEMED FILED WITH THE SEC AND IS NOT TO BE INCORPORATED BY REFERENCE INTO ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (WHETHER MADE BEFORE OR AFTER THE DATE OF THE ANNUAL REPORT), IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE CONTAINED IN SUCH FILING. A SIGNED ORIGINAL OF THIS CERTIFICATION HAS BEEN PROVIDED TO THE COMPANY AND WILL BE RETAINED BY THE COMPANY AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.